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                                                                Exhibit 99.22(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 93 to Registration Statement No. 2-10638 on Form N-1A of Lord Abbett Affiliated Fund, Inc. of our report dated December 22, 2004 on the financial statements of Lord Abbett Affiliated Fund, Inc for the year ended October 31, 2004 and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
February 22, 2005